Exhibit 10.8

EXECUTION VERSION

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDERS AGREEMENT

dated as of

June 29, 2009

among

EURAMAX HOLDINGS, INC.
and
THE HOLDERS OF COMMON STOCK
LISTED ON SCHEDULE I

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS

Section 1.01	Definitions	1

Section 1.02	Other Definitional and Interpretative Provisions	6

ARTICLE 2
RESTRICTIONS ON TRANSFER

Section 2.01	General Restrictions On Transfer	6

Section 2.02	Future Stockholders	6

Section 2.03	Permitted Transfers	7

Section 2.04	No Transfers to a Competitor	7

Section 2.05	Legends	8

ARTICLE 3
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

Section 3.01	Tag-Along Rights	9

Section 3.02	Drag-along Rights	11

Section 3.03	Additional Conditions to Tag-Along Sales and Drag-Along Sales	13

ARTICLE 4
CERTAIN COVENANTS AND AGREEMENTS; PREEMPTIVE RIGHTS

Section 4.01	Confidentiality	14

Section 4.02	Reports	15

Section 4.03	Provision of Information to Prospective Transferee of Common Shares	16

Section 4.04	Charter or Bylaw Provisions	16

Section 4.05	Conflicting Agreements	16

Section 4.06	Preemptive Rights	16

ARTICLE 5
BOARD MEMBERSHIP; VOTING

Section 5.01	Board Membership; Voting	18

ARTICLE 6
MISCELLANEOUS

Section 6.01	Termination	21

Section 6.02	Binding Effect; Assignability; Benefit	21

Section 6.03	Notices	21

TABLE OF CONTENTS

(continued)

		Page

Section 6.04	Waiver; Amendment	22

Section 6.05	Fees and Expenses	22

Section 6.06	Governing Law	23

Section 6.07	Jurisdiction	23

Section 6.08	WAIVER OF JURY TRIAL	23

Section 6.09	Specific Enforcement	23

Section 6.10	Effectiveness	23

Section 6.11	Entire Agreement	23

Section 6.12	Severability	23

ii

STOCKHOLDERS AGREEMENT

AGREEMENT dated as of June 29, 2009 (the “Effective Date”) among Euramax Holdings, Inc., a Delaware corporation (the “Company”), and the holders of Common Stock listed on Schedule I hereto and any other Person that duly acquires any Common Stock from any such holders or the Company, pursuant to the Management Compensation Plan, directly or indirectly, and executes and delivers to the Company a joinder agreement in the form attached hereto as Exhibit D at any time after the date hereof (collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution hereof, the Stockholders have, pursuant to that certain Purchase Agreement, dated as of the date hereof, among the Stockholders and Euramax International, Inc., a Delaware corporation (the “Borrower”), exchanged all of their Obligations under and as defined in that certain Second Lien Credit and Guaranty Agreement, dated as of June 29, 2005, (as heretofore in effect, the “Second Lien Credit Agreement”), for 100% of the stock of the Company (exclusive of Common Stock reserved to management of the Company pursuant to the Management Compensation Plan).

WHEREAS, each Stockholder is on the date hereof the holder of the number of shares of Common Stock as is set forth on Schedule I attached hereto.

WHEREAS, the Stockholders desire to set forth their agreement as to certain matters relating to the Company and their respective holdings of the Common Stock of the Company.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                                Definitions.  The following terms, as used herein, have the following meanings:

“Acting in Concert” means acting pursuant to an agreement, arrangement or understanding, in each case whether formal or informal, for the purpose of acquiring, holding, voting or disposing of Common Stock.

“Affiliate” (i) shall have the meaning ascribed to the term “Affiliated person” in Section 2(a)(3) of the Investment Company Act of 1940, as amended, and shall include any fund or account sharing a common Investment Adviser or (ii) with respect to an individual, any Family Member of such individual; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Stockholder.  The term “Affiliated” shall have the correlative meaning.

“Beneficial Owner” shall be determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, and “Beneficial Ownership” shall mean any of the rights of a Beneficial Owner.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Class A voting Common Stock, par value $1.00 per share, of the Company and any stock into which such Common Stock may hereafter be converted or changed (including by way of recapitalization, merger, consolidation, other reorganization or otherwise).

“Competitor” means, at the time a Transfer is contemplated, other than the Company or any of its Subsidiaries (i) any producer or distributor of aluminum, steel, vinyl, cooper, fiberglass and similar materials for original equipment manufacturers, distributors, contractors or home centers, which producer or distributor serves customers in (w) any state in which the Company or any of its Affiliates then serves customers, (x) any state that is contiguous to any state referred to in clause (w), (y) Canada, or (z) Western Europe; or (ii) any Person if the primary business of such Person or of such Person and its Affiliates is the production of such materials.

“Competitor Affiliate” means, with respect to any Competitor, any other Person directly or indirectly controlling, controlled by or under common control with such Competitor other than:

(i)                                     any such Person which constitutes a commercial bank, savings and loan association, savings bank, insurance company, lease financing company, commercial finance company or mutual fund (or any Subsidiary of any such entity to which troubled credits are transferred) if (x) such Person controls such Competitor, (y) such Person is not itself controlled by or under common control with any Competitor not controlled by such Person and (z) such Person and its Affiliates, taken together, are not engaged in, as a principal line of business, the business of acquiring debt or equity of financially distressed companies; or

(ii)                                  any investment fund or separate account that is managed or advised by the same Investment Adviser as any holder or Beneficial Owner of Securities as of the Effective Date.

For purposes of this definition, (1) an Investment Adviser to an investment fund, and any Person who directly or indirectly controls, is controlled by or under common control with such Investment Adviser, shall be deemed to be directly or indirectly controlling, controlled by or under common control with such investment fund, and (2) a Person shall not be considered to be in control of another Person if the first Person and its Affiliates (A) Beneficially Own less than 15% of the voting securities of the second Person, (B) do not possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the second Person, whether by contract or otherwise, and (C) are not deemed to be in control of the second Person by virtue of clause (1) of this sentence.

“Effective Date” has the meaning set forth in the introduction to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor or replacement thereto.

“Family Member” means with respect to any individual (i) any member of the immediate family of such individual (which shall mean any parent, spouse, child or other lineal descendants (including by adoption) thereof), (ii) each trust, limited liability company, limited partnership or private foundation (x) created for the benefit of such individual or one or more members of such individual’s immediate family or (y) in which such individual or one or more members of such individual’s immediate family has, individually or in the aggregate, a majority interest and (iii) any Person who is controlled by any such immediate family member or trust, limited liability company, limited partnership or private foundation (including each custodian of property for one or more such Persons).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Lien Credit Agreement” means that certain Amended and Restated First Lien Credit and Guaranty Agreement dated as of the Effective Date among the Borrower, Euramax Holdings, Limited, Euramax International Holdings, B.V., Euramax Europe, B.V., Certain subsidiaries of Euramax International, Inc., various lenders, General Electric Capital Corporation, as U.S. Administrative Agent, European Administrative Agent, Collateral Agent

and U.K. Trustee and the other parties thereto, as the same may be amended, modified, restated, supplemented, refinanced or replaced from time to time.

“Investment Adviser” shall have the meaning ascribed to such term in Section 2(a)(20) of the Investment Company Act of 1940, as amended.

“Management Compensation Plan” shall mean that certain Euramax Management Incentive Plan pursuant to which (i) nine and 87/100 percent (9.87%) of the fully diluted outstanding Common Stock of the Company as of the date hereof will be reserved for issuance to certain members of management of the Company and (ii) one percent (1%) of the fully diluted outstanding Common Stock as of the date hereof will be reserved for issuance to members of the Board, each as determined by the Board, and in each case, calculated after giving effect to the potential issuance of all Common Stock under the Management Compensation Plan.

“Person” means an individual, corporation, limited liability company, partnership, fund, account, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means any offering of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form) or any comparable statement under any similar federal statute then in force.

“Purchase Agreement” means that certain Purchase Agreement, dated as of the Effective Date, among the Lenders under the Second Lien Credit Agreement and the Borrower.

“Qualified Public Offering” means (i) any firmly underwritten Public Offering by the Company in which the Company receives no less than $50,000,000 of net proceeds from sales to Persons other than Affiliates of the Company pursuant to a public distribution in which Common Stock of the Company shall be listed or traded on a national or regional exchange or approved for quotation on the Nasdaq Global Market or (ii) any consummated Demand Registration that is the First Public Offering, pursuant to, and as such terms are defined in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, among the Company and the holders of Securities listed on Schedule I thereto.

“Related Transactions” means transactions executed pursuant to a common agreement, arrangement or understanding, in each case whether formal or informal.

“Securities” means Common Stock, any other equity securities of the Company and any shares of capital stock or other securities directly or indirectly exercisable for, or convertible into, such securities.

“Securities Act” means the Securities Act of 1933, as amended, and any successor or replacement thereto.

“Shelf Registration Statement” means a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Portion” means, for any Tagging Person, that number of securities equal to the product of (i) the aggregate number of Securities owned by the Tagging Person immediately prior to the applicable Tag-Along Sale and (ii) a fraction the numerator of which is the maximum number of Securities proposed by the Tag-Along Seller to be Transferred in such Tag-Along Sale and the denominator of which is the aggregate number of Securities owned by all Stockholders at such time.

“Third Party” means a prospective Transferee of Securities in an arm’s-length transaction from one or more Stockholders, other than an Affiliate of any such Stockholders.

“Transfer” means, with respect to any Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.  The terms “Transferee”, Transferor”, “Transferred”, and other forms of the word “Transfer” shall have the correlative meanings.  Notwithstanding anything to the contrary contained herein, the term “Transfer” shall not include pledges or encumbrances of all assets (including Securities) of a fund or other investment vehicle in connection with leverage incurred by such fund or investment vehicle.

“Working Capital Credit Agreement” shall mean that certain Senior Secured Revolving Credit and Guaranty Agreement, dated as of the Effective Date, among Amerimax Home Products, Inc., Amerimax Diversified Products, Inc., Amerimax Building Products, Inc., Bergen Building Products, Inc., Fabral, Inc., and Euramax Receivables, LLC, as borrowers, Euramax International, Inc. and other entities parties thereto as guarantors, various lenders, Regions Bank, as Collateral and Administrative Agent, Wachovia Bank, National Association as Co-Agent and Regions Bank as Sole Lead Arranger and Bookrunner, as the same may be amended, modified, restated , supplemented, refinanced or replaced from time to time.

Section 1.02                                Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

RESTRICTIONS ON TRANSFER

Section 2.01                                General Restrictions On Transfer.

(a)                                  Each Stockholder agrees that it shall not Transfer any Securities (or solicit any offers in respect of any Transfer of any Securities), except in compliance with or pursuant to an exemption from the requirements of the Securities Act and any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement and in accordance with Section 2.03.

(b)                                 Any attempt to Transfer any Securities prior to the Termination Date (as defined below) not in compliance with this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 2.02                                Future Stockholders.  Each Stockholder hereby agrees that any Person who is granted the right to acquire Common Stock from the Company subsequent to the date hereof shall, if such Person is not already a party to this Agreement, deliver to the Company an agreement to be bound by the terms of this Agreement in the form of Exhibit D hereto.  This Agreement will be deemed to be amended to include such Person as a Stockholder; provided, that any Person who becomes a signatory to this Agreement at any time during a Tag-Along Period but following the delivery of a Tag-Along Notice shall have the right to accept the terms set forth in such Tag-Along Notice and participate in the Transfer pursuant to the terms and conditions of Section 3.

Section 2.03                                Permitted Transfers.  Subject to Sections 2.04, 3.01 and 3.02, any Stockholder may at any time Transfer any or all of its Securities without the consent of the Board or any other Stockholder or group of Stockholders so long as prior to the consummation thereof, the proposed Transferee delivers to the Company, in form and substance reasonably acceptable to the Company, (i) if the proposed Transferee is not already party to this Agreement, an agreement to be bound by the terms of this Agreement in the form of Exhibit D hereto, (ii) if the proposed Transferee is not a Competitor or Competitor Affiliate, a written representation from the proposed Transferee to that effect, (iii) if the proposed Transferee is a Competitor or Competitor Affiliate, a written representation that the proposed Transfer does not violate Section 2.04, together with such documentation as may be reasonably requested by the Company to verify the accuracy of such certification; (iv) if no Tag-Along Notice (as defined below) has been delivered in accordance with Section 3.01 with respect to such proposed Transfer, (A) a written certification by the proposed Transferor confirming that the proposed Transfer would not constitute a Tag-Along Sale (as defined below) and (B) a written certification by the proposed Transferee confirming that no right of acceleration or default under the First Lien Credit Agreement, the Working Capital Credit Agreement or any other material contract identified as such by the Company would be caused by such Transfer; (v) a written representation by the proposed Transferor that the Transfer to such Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws; and (vi) if requested by the Company in its reasonable judgment, an opinion of counsel, in form and substance reasonably acceptable to the Company, for such Transferor shall be supplied to the Company at such Transferor’s expense to the effect that such Transfer is being made pursuant to an exemption from the registration requirements under the Securities Act and in compliance with any other applicable securities or “blue sky” laws.  Upon becoming a party to this Agreement, the permitted Transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferor hereunder with respect to the Securities Transferred pursuant to such Transfer.  Notwithstanding anything to the contrary contained herein, no Transfer of Securities shall be recognized or permitted if, in the reasonable discretion of the Company, such Transfer would (i) cause the Securities to be held by 450 or more Persons as such determination would be made pursuant to Section 12(g) of the Exchange Act or (ii) otherwise cause the Company to be subject to the registration requirements or periodic reporting requirements of Section 12 or Section 15 of the Exchange Act.

Section 2.04                                No Transfers to a Competitor.  Notwithstanding anything in this Agreement to the contrary, no Stockholder may Transfer any Securities to a Competitor or a Competitor Affiliate unless (i) such Transfer is approved by the Board and the Stockholders holding at least two-thirds of the then outstanding Common Shares or (ii) (x) the Competitor or Competitor Affiliate and its Affiliates will be, after such Transfer, the Beneficial Owners of a majority of the outstanding Common Shares after such Transfer and (y) the Competitor or Competitor Affiliate, as the case may be, has offered to purchase all of the then outstanding Common Shares on the same terms and conditions offered to such Stockholder and purchases, simultaneously with such Transfer, all such Common Shares that are tendered to it at or prior to the time of such Transfer.  For the avoidance of doubt, any Stockholder that initially declines the offer described in clause (ii)(y) of the preceding sentence may nevertheless tender outstanding Common Shares at the time of such Transfer and such Common Shares will be purchased by the Competitor or Competitor Affiliate, as the case may be, on the same terms and conditions and simultaneously with such Transfer.

Section 2.05                                Legends.  Each certificate evidencing Common Stock subject to the terms hereof and each certificate issued in exchange for or upon the Transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS (INCLUDING THE OBLIGATION TO SELL SUCH SECURITIES UPON AN APPROVED SALE) SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 29, 2009, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES (THE “COMPANY”) AND ITS STOCKHOLDERS. ANY PURPORTED TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT FAILS TO COMPLY WITH SUCH RESTRICTIONS AND OBLIGATIONS SHALL BE VOID AND OF NO EFFECT. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Upon the Termination Date, the holder of any certificate representing Common Stock and bearing such legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth above.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

The requirement that the above securities legend be placed upon certificates evidencing Common Stock shall cease and terminate upon the earliest of the following events: (i) when such Common Stock are transferred in a public offering, (ii) when such Common Stock are transferred pursuant to Rule 144, as such Rule may be amended (or any successor provision thereto), under the Securities Act or (iii) when such Common Stock are transferred in any other transaction if the seller delivers to the Company an opinion of its or his counsel, which counsel or opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such Common Stock without registration thereunder.  Upon the consummation of any event requiring the removal of a legend hereunder, the Company upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such Common Stock as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

ARTICLE 3

TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

Section 3.01                                Tag-Along Rights.

(a)                                  Subject to Section 3.03, if any Stockholder or Stockholders (the “Tag-Along Seller”) propose to Transfer Beneficial Ownership of Securities representing at least 27% of the then outstanding Securities in a single transaction or in a series of Related Transactions to a Transferee or group of Affiliated Transferees and/or to Transferees who are Acting in Concert (excluding, in each case, Transferees who are Affiliates of Tag-Along Seller) (a “Tag-Along Sale”),

(i)                                     not more than 60 days and not less than 20 Business Days prior to the expected date of consummation of such Transfer, the Tag-Along Seller shall provide each other Stockholder written notice, in the form of Exhibit A hereto, of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and each other Stockholder shall be offered the opportunity to participate in such Transfer in accordance with Sections 3.01 and 3.03, and

(ii)                                  each other Stockholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 3.01 and Section 3.03 (each such electing other Stockholder, a “Tagging Person”).

The Tag-Along Notice shall identify the number of Securities proposed by the Tag-Along Seller to be Transferred in such Tag-Along Sale (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed Transferee to purchase Securities from the Stockholders in accordance with this Section 3.01 and Section 3.03. For the avoidance of doubt, neither (i) a bona fide pledge of Securities, nor (ii) the foreclosure upon such Securities following a default, in each case otherwise in compliance with this Agreement, shall constitute a Transfer of Beneficial Ownership permitting the exercise of a Tag-Along Right (defined below) under this Section 3.01.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by written notice in the form of Exhibit B hereto (“Tag-Along Response Notice”) given to the Tag-Along Seller within 15 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in such Tag-Along Sale any portion or all of such Tagging Person’s Tag-Along Portion, and the Tag-Along Seller shall include the number of Securities proposed by the Tag-Along Seller to be Transferred as set forth in the Tag-Along Notice (reduced to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Securities as permitted by Section 3.01(d).  Each Tag-Along Response Notice shall include instructions for payment or delivery of the purchase price for the Securities to be Transferred in such Tag-Along Sale.  Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Company, with its Tag-Along Response Notice, the certificates representing the Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Company to Transfer such Securities on the terms set forth in the Tag-Along Notice or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Securities pursuant to this Section 3.01(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor.  Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Person, subject to the provisions of this Section 3.01 and Section 3.03.

If, at the end of a 60-day period after such delivery of such Tag-Along Notice (which 60-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 90 days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Securities proposed to be Transferred by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Company and the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all certificates representing the Securities that such Tagging Person delivered for Transfer pursuant to this Section 3.01(a) and any other documents in the possession of the Tag-Along Seller or the Company executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Securities without again complying with this Agreement.

(b)                                 Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Securities of the Tagging Persons Transferred pursuant thereto (net of any fees and expenses as provided in Section 3.03), with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish to each Tagging Person a certification that the Tag-Along Sale was consummated for the same consideration and under the same material terms and conditions as were set forth in the Tag-Along Notice, or if such Tag-Along Sale was consummated for different consideration than that set forth in the Tag-Along Notice (as permitted by Section 3.01(e)), a certification setting forth such consideration.

(c)                                  If at the expiration of the Tag-Along Notice Period any Stockholder shall not have elected to participate in the Tag-Along Sale, such Stockholder shall be deemed to have waived its rights under Section 3.01(a) with respect to the Transfer of its Securities pursuant to such Tag-Along Sale.

(d)                                 If (i) any Stockholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, each Tag-Along Seller and Tagging Person shall be entitled to Transfer, pursuant to the Tag-Along Offer, a pro rata share of the number of Securities constituting, as the case may be, the Tag-Along Portion of such Tagging Person or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(e)                                  The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Securities subject to the Tag-Along Offer and elected to be Transferred on substantially the same terms and conditions set forth in the Tag-Along Notice within 60 days (or such longer period as extended under Section 3.01(a)) of delivery of the Tag-Along Notice, provided that the price payable in any such Transfer may exceed the price specified in the Tag-Along Notice by up to 10%; provided, further, that the Tag-Along Seller shall not be required to provide any indemnity, representations, warranties or otherwise assume any obligations with respect to the Securities of any Tagging Person.

(f)                                    Notwithstanding anything contained in this Section 3.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Securities and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Securities pursuant to Section 3.01 is not consummated for whatever reason.  Whether to effect a Transfer of Securities pursuant to this Section 3.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

Section 3.02                                Drag-along Rights.

(a)                                  Subject to Section 3.03, if (i) any Stockholder or Stockholders (the “Drag-Along Seller”) propose to Transfer a number of Securities owned by the Drag-Along Seller in a single transaction or in a series of Related Transactions (a “Drag-Along Sale”) to a Third Party (a “Drag-Along Transferee”) in a bona fide sale (including by way of purchase agreement, tender offer, merger or other business combination transaction or otherwise, (ii) after such Transfer, such Drag-Along Transferee would Beneficially Own at least 66 2/3 % of the outstanding Common Shares, (iii) a resolution has been duly passed by the Board approving the Drag-Along Sale as being fair to all Stockholders and (iv) the Drag-Along Sale has been approved by Stockholders holding at least a majority of the then outstanding Common Shares, the Drag-Along Seller may at its option (A) sell all of the Securities owned by the Drag-Along Seller and (B) require all Stockholders other than the Drag-Along Seller (the “Drag-Along Stockholders”) to Transfer all of the Securities owned by each Drag-Along Stockholder for the same consideration per Common Share (on an as-converted basis and net of any exercise price payable) and otherwise on the same terms and conditions as the Drag-Along Seller in such Drag-Along Sale].

The Drag-Along Seller shall provide written notice, in the form of Exhibit C hereto, of such Drag-Along Sale to the Drag-Along Stockholders (a “Drag-Along Sale Notice”) not more than 60 days and not less than 10 Business Days prior to the proposed date of consummation of the Drag-Along Sale.  The Drag-Along Sale Notice shall identify the Transferee, the consideration for which a Transfer of Securities is proposed to be made and all other material terms and conditions of the Drag-Along Sale.  Each Drag-Along Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender all its Securities as set forth in this Section 3.02.  Not later than 5 Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Drag-Along Stockholders shall deliver to the Company the certificates representing the Securities of such Drag-Along Stockholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Company to Transfer such Securities on the terms set forth in the Drag-Along Notice and wire transfer or other instructions for payment or delivery of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Securities pursuant to this Section 3.02(a) at the closing for such Drag-Along Sale against delivery to such Drag-Along Stockholder of the consideration thereto.  If a Drag-Along Stockholder should fail to deliver such certificates to the Company, the Company (subject to reversal under Section 3.02(b)) shall cause the books and records of the Company to show that such Securities are bound by the provisions of this Section 3.02(a), and that such Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(b)                                 The Drag-Along Seller shall have a period of 105 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 105-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the date of delivery of the Drag-Along Sale Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Drag-Along Stockholders the limited power-of-attorney and all certificates representing Securities that such Drag-Along Stockholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Drag-Along Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Securities owned by the Drag-Along Stockholders shall again be in effect.

(c)                                  Concurrently with the consummation of the Transfer of Securities pursuant to this Section 3.02, the Drag-Along Seller shall (i) notify the Drag-Along Stockholders thereof, (ii) remit to each of the Drag-Along Stockholders that have surrendered their certificates the total consideration for the Securities Transferred pursuant thereto (subject to Section 3.03(b)(ii)), with the cash portion of the purchase price to be paid by wire transfer of immediately available funds in accordance with such Drag-Along Stockholder’s wire transfer instructions, and (iii) promptly after completion of such Transfer, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by such Drag-Along Stockholders.

(d)                                 Notwithstanding anything contained in this Section 3.02, there shall be no liability on the part of the Drag-Along Seller to any Drag-Along Stockholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Securities received by the Drag-Along Seller) if the Transfer of Securities pursuant to this Section 3.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.

Section 3.03                                Additional Conditions to Tag-Along Sales and Drag-Along Sales.  Notwithstanding anything contained in Section 3.01 or Section 3.02, the rights and obligations of (i) the Tagging Persons to participate in a Tag-Along Sale under Section 3.01 and (ii) the Drag-Along Stockholders to participate in a Drag-Along Sale under Section 3.02 are subject to the following conditions:

(a)                                  upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Stockholders participating therein will receive, in connection with such Tag-Along Sale or Drag-Along Sale, the same form and amount of consideration per Common Share, or, if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders participating therein will be given the same option;

(b)                                 the fees and expenses incurred by any Stockholder in connection with any Tag-Along Sale or Drag-Along Sale shall be paid by such Stockholder, except the Tag-Along Seller or Drag-Along Seller shall retain one counsel for all Stockholders participating in such Tag-Along Sale or Drag-Along Sale (which counsel shall be selected by such Tag-Along Seller or Drag-Along Seller) and the fees and expenses of such Tag-Along Sale or Drag-Along Sale shall be paid as follows (to the extent not otherwise paid by the Company or another Person): (i) all such fees and expenses incurred in connection with any unconsummated Drag-Along Sale shall be paid by the Drag-Along Seller, (ii) all reasonable out-of-pocket fees and expenses incurred in an unconsummated Tag-Along Sale shall be paid by the Tag-Along Seller and Tagging Persons, pro rata, unless such Tag-Along Sale is not consummated due to arbitrary or capricious actions or inactions on the part of the Tag-Along Seller in which case all such fees and expenses shall be paid by the Tag-Along Seller, and (iii) all reasonable out-of-pocket fees and expenses incurred in connection with any consummated Tag-Along Sale or Drag-Along Sale shall be paid from the total consideration for the Securities Transferred by the Tag-Along Seller and Tagging Persons or the Drag-Along Seller and the Drag-Along Stockholders, as the case may be, pursuant thereto, prior to the distribution of the net amount to the Tag-Along Seller and Tagging Persons or the Drag-Along Seller and the Drag-Along Stockholders, as the case may be;

(c)                                  each Tagging Person shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price; and

(d)                                 each Drag-Along Stockholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided that no Drag-Along Stockholder shall be required to provide any representations or indemnities in connection with any Drag-Along Sale other than representations and indemnities concerning such Drag-Along Stockholder’s title to the Securities free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement, (ii) benefit from all of the same provisions of the definitive agreements as the Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any purchase price holdbacks or adjustments in purchase price. Each Drag-Along Stockholder shall take such actions, including without limitation, voting all of its Securities in favor of such Drag-Along Sale and waiving any appraisal, dissenter or similar rights under applicable law, in each case if applicable to such Drag-Along Sale, as may be reasonably requested by the Drag-Along Seller to carry out the Drag-Along Sale.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS; PREEMPTIVE RIGHTS

Section 4.01                                Confidentiality.  Each Stockholder agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Investment Advisers, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that each Stockholder shall instruct such Persons of the confidential nature of the Information and that by receiving such Information each such Person and each such Stockholder agrees to be responsible for any breach by such Persons), (b) to the extent requested by any regulatory, self-regulatory or supervisory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required to exercise any remedies or enforcement rights under this Agreement, (f) in accordance with Section 4.03, (g) with the consent of the Company, (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Stockholder on a nonconfidential basis from a source other than the Company or (i) to the extent such Information is received after the Termination Date.  For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Stockholder on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries.  Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 4.02                                Reports.  Until the earlier of (i) the effective date of a Shelf Registration Statement or (ii) the Termination Date, the Company agrees to furnish to each Stockholder (other than a Competitor or Competitor Affiliate) or otherwise make available to Stockholders, for so long as such Stockholder owns any Securities, all information and reports available to lenders under the First Lien Credit Agreement, as and when delivered to such lenders, or if there is no such credit agreement, the following:

(a)                                  within 120 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without any qualification as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis;

(c)                                  (i) any certificate of a Financial Officer of the Company to lenders (to be delivered concurrently with delivery to such lenders) under any credit facility of the Company relating to (A) the occurrence of a default thereunder, (B) compliance with covenants thereunder or (C) changes in GAAP or in the application thereof or (ii) a copy of any certificate of the accounting firm that reported on the Company’s financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default under any credit facility of the Company; and

(d)                                 within 10 Business Days after final approval thereof by the Board, a consolidated budget of the Company and its Subsidiaries for such fiscal year, prepared to show information on a quarterly basis, and, to the extent all relevant internal approvals have been obtained, any significant revisions of such budget.

Section 4.03                                Provision of Information to Prospective Transferee of Common Shares.  Any Stockholder may (i) provide any Information, including without limitation the Information provided pursuant to Section 4.02 or (ii) request that the Company provide such Information (in which case the Company shall comply with such request), to any Person to whom such Stockholder is contemplating a Transfer of any Securities, provided that (x) neither the provision of such Information nor such Transfer would be in violation of the provisions of this Agreement, the Securities Act, or any other applicable securities or “blue sky” laws, (y) the Person to be provided such Information pursuant to this Section shall execute a confidentiality agreement containing reasonable provisions satisfactory to the Company and (z) no Information may be provided to a Competitor or Competitor Affiliate.

Section 4.04                                Charter or Bylaw Provisions.  Each Stockholder agrees to vote its Common Shares or execute proxies or written consents, as the case may be, to ensure that the Company’s certificate of incorporation and bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement (ii) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement and (iii) provide that Transfers that occur prior to the Termination Date not in accordance with this Agreement are void and of no effect.

Section 4.05                                Conflicting Agreements.  The Company and each Stockholder represents that it has not, and agrees that it shall not (a) enter into any agreement or arrangement of any kind with any Person with respect to its Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, or (b) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Securities in any manner that is inconsistent with the provisions of this Agreement.

Section 4.06                                Preemptive Rights.

(a)                                  Subject to Section 4.06(d) and the limitations set forth in Section 4.06(c) below, the Company shall not issue or sell any Securities (collectively, “New Issue Securities”) to any Person, except in accordance with the following provisions:

(b)                                 The Company shall give a notice to each Stockholder hereunder (the “Preemptive Notice”) stating: (i) the Company’s intention to issue the New Issue Securities; (ii) the number and description thereof or the amount of the New Issue Securities to be issued; (iii) the purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities.

(c)                                  Transmittal of the Preemptive Notice to the Stockholder by the Company shall constitute an offer by the Company to sell to each Stockholder his, her or its pro rata portion, or any lesser number specified by the Stockholder, of the New Issue Securities for the price and upon the terms set forth in the Preemptive Notice.  For a period of 10 Business Days after the submission of the Preemptive Notice to the Stockholder, each Stockholder shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to purchase all or any part of such Stockholder’s pro rata portion or any lesser number of the New Issue Securities; provided, however, that if any

Stockholder notifies the Company that it desires to purchase less than all of the New Issues Securities available for it to purchase, the Company shall promptly offer to sell such excess New Issue Securities to any Stockholder exercising its right to purchase all of the New Issue Securities available for it to purchase.  If two (2) or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the Stockholders under this Section 4.06 must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company.  If the Stockholders (as a group) agree to purchase less than the total number of New Issue Securities proposed to be issued and sold, the Company shall have one hundred twenty (120) days thereafter to sell any or all of the remaining New Issue Securities (i.e., those not to be sold to any Stockholder) to one or more other Persons, upon terms and conditions no less favorable to the Company, and no more favorable to such Person or Persons, than those set forth in the Preemptive Notice.  In the event the Company has not sold such New Issue Securities within said one hundred twenty (120) day period, the Company will not thereafter issue or sell any New Issue Securities without first offering such New Issue Securities to the Stockholders in the manner provided above.

(d)                                 The preemptive rights contained in this Section 8 shall not apply to:

(i)                                     the issuance by the Company of Common Stock pursuant to the Management Compensation Plan;

(ii)                                  the issuance of Securities in a Public Offering;

(iii)                               the issuance of Securities by any Subsidiary of the Company to the Company;

(iv)                              the issuance of Securities upon the exercise or exchange of other Securities that were issued in compliance with this Section 4.06(d) or Securities which were issued in an issuance that is exempt from this Section 4.06; and

(v)                                 the issuance of Securities in connection with any stock split, stock dividend, reverse split, consolidation, recapitalization of the Company or any other form of strategic transaction.

(e)                                  Notwithstanding anything to the contrary contained in this Section 4.06, the Company may, in order to expedite the issuance of New Issue Securities hereunder, issue all or a portion of the New Issue Securities to one or more Persons (each, an “Initial Subscribing Stockholder”) without complying with the provisions of this Section 4.06; provided that, prior to such issuance, either (i) each Initial Subscribing Stockholder agrees to offer to sell to each Stockholder his, her or its respective pro rata portion of such New Issue Securities on the same terms and conditions as issued to the Initial Subscribing Stockholders and in a manner which provides such Stockholder with rights substantially similar to the rights outlined in Sections 4.06(a) and (b) or (ii) the Company shall offer to sell an additional amount of New Issue Securities to each Stockholder (other that Initial Subscribing Stockholders) only in an amount and manner which provides such Stockholder with rights substantially similar to the rights outlined in Sections 4.06(a) and 4.06(b).  The Initial Subscribing Stockholders or the Company, as applicable, shall offer to sell such New Issue Securities to each other Stockholder within ninety (90) days after the closing of the purchase of the New Issue Securities by the Initial Subscribing Stockholders.

(f)                                    Any Stockholder may assign its rights pursuant to this Section 4.06, in whole or in part and from time to time, to an Affiliate that is not a Competitor or a Competitor Affiliate.

ARTICLE 5

BOARD MEMBERSHIP; VOTING

Section 5.01                                Board Membership; Voting.

(a)                                  The Board shall be comprised of seven (7) members, including the Chief Executive Officer as provided in (d) below.  The initial Board shall be comprised of the following members:  Marjorie Bowen, Jeffrey Brodsky, Allen Capsuto, Michael Lundin, Fulton Collins, Al Oddis and Mitchell Lewis (Chief Executive Officer).  Subsequent members of the Board shall be elected at Annual Meetings of Stockholders of the Company.

(b)                                 At each Annual Meeting of Stockholders of the Company following the Effective Date, each Stockholder holding the following amounts or more of the outstanding Common Stock (fully diluted except for Common Stock reserved or issued under the Management Compensation Plan) shall be entitled to appoint the applicable number of directors to the Board:

Common Stock	Directors

14.3%	1

28.6%	2

42.9%	3

57.2%	4;

provided that, notwithstanding the foregoing, if on the date such Annual Meeting of Stockholders of the Company is held, (i) Highland Institutional holds at least 14.3% of the outstanding Common Stock, it shall be entitled to appoint one (1) director for the immediately subsequent term of the Board and (ii) Highland Retail holds at least 11% of the outstanding Common Stock, being that amount of outstanding Common Stock (as a percentage of aggregate outstanding Common Stock) it owned on the Effective Date, it shall nevertheless be entitled to appoint one (1) director for the immediately subsequent term of the Board.  A Stockholder appointing one or more directors shall be entitled to vote for the election of the remaining directors only with respect to that portion of its Common Stock acquired after the date hereof in excess of the appointment thresholds set forth above.

(c)                                  The certificate of incorporation of the Company shall provide for cumulative voting for the election of directors in accordance with Section 214 of the Delaware General Corporation Law.

(d)                                 The Stockholders agree that, unless a majority of the Board (exclusive of the Chief Executive Officer) determines otherwise, at all times the Chief Executive Officer of the Company shall be a director of the Company and, accordingly, agree to designate such individual who serves in such capacity as a director effective on the day such individual commences his or her service as Chief Executive Officer and to remove such individual as director effective on the day such individual ceases being Chief Executive Officer.

(e)                                  All decisions of the Board shall be made by the majority vote of the directors of the Company present and constituting a quorum at any meeting of the Board.

(f)                                    Directors of the Company shall recuse themselves with respect to proposed transactions or other matters involving the Company and such directors or Affiliates of such Directors.

(g)                                 Upon the presentation of appropriate documentation, the Company shall reimburse each director of the Company for all reasonable out-of-pocket costs and expenses incurred by such director to attend Board meetings.  In addition, the Company shall pay the amounts set forth on Exhibit E, to each director of the Company who is neither employed by the Company nor employed by any Stockholder.

(h)                                 The Board shall not take any of the following actions without having first received the approval of Stockholders holding a majority of the outstanding Common Stock:

(i)                                     to commit to or effect any asset acquisition or series of asset acquisitions, in excess of $100 million other than supply agreements entered into in the ordinary course of the Company’s business;

(ii)                                  to create, incur, assume, guarantee, refinance or prepay any indebtedness, the outstanding principal amount of which exceeds $50 million at any one time or materially modify or otherwise alter the terms and provisions of any such indebtedness, in each case excluding the First Lien Credit Agreement and the Working Capital Credit Agreement and any refinancings or replacements thereof;

(iii)                               to redeem, or repurchase any Common Stock or other equity securities or any debt or debt securities of the Company or any Subsidiary of the Company on other than a pro rata basis among all holders of the security being repurchased or redeemed, except pursuant to the Management Compensation Plan or any transactions solely between and among the Company and any Subsidiary of the Company or between and among any Subsidiaries of the Company;

(iv)                              to cause the Company to engage in a Public Offering;

(v)                                 to sell, lease, dispose of, or abandon any of the properties and assets of the Company (exclusive of properties, materials, supplies, equipment or other items of personal property disposed of in the ordinary course of business, which do not have a sale price of more than $100 million individually or in the aggregate or are not otherwise material to the business of the Company);

(vi)                              to merge or consolidate the Company with any other entity, convert the Company into another form of entity, exchange interests with any other person or entity or enter into any joint venture, partnership or consortium agreement;

(vii)                           to abandon any existing line of business of the Company responsible for revenue of $50 million or more in the immediately preceding 12-month period;

(viii)                        to make any loans or any advance payments of (x) compensation or (y) other consideration to any officer or other employee of the Company, or any director of the Company or Stockholder in excess of $100,000 (other than for reimbursement of reasonable relocation or other business expenses of employees incurred in the ordinary course of the Company’s business);

(ix)                                not in limitation or expansion of any of the foregoing, to cause the Company to enter into any material contract or agreement, which for the purpose of this Agreement shall mean any contract, agreement, or series of contracts or agreements that would obligate the Company to expend (or transfer assets with a value of) $100 million or more, other than supply agreements entered into in the ordinary course of Company’s business;

(x)                                   to amend or restate the Certificate of Incorporation or Bylaws of the Corporation;

(xi)                                any increase or decrease in the number of directors serving on the Board; or

(xii)                             to take any action, authorize or approve, or enter into any binding agreement with respect to the foregoing.

(i)                                     The Board shall have the sole authority to determine the allocation of the Common Stock reserved for issuance pursuant to the Management Compensation Plan.

ARTICLE 6

MISCELLANEOUS

Section 6.01                                Termination.  This Agreement shall terminate upon the date of a Qualified Public Offering (the “Termination Date”), provided that Section 4.01 shall survive for one year after the Termination Date and Section 2.05 shall survive until all legends have been removed in accordance with the terms thereof.  The Termination Date shall be deemed to have occurred immediately prior to such Qualified Public Offering.

Section 6.02                                Binding Effect; Assignability; Benefit.

(a)                                  This Agreement shall be binding upon and enforceable by each of the parties hereto pursuant to, and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  The failure of any party to execute this Agreement shall not prevent them from exercising their rights under this Agreement, subject to their obligations under and the terms and conditions of this Agreement.  Any Stockholder that Transfers all of its Common Shares in accordance with the terms hereof shall cease to be bound by the terms hereof.

(b)                                 Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Securities or otherwise, except that any Person acquiring Securities from any Stockholder in a Transfer in compliance with this Agreement shall execute and deliver to the Company an agreement to be bound by the terms of this Agreement in the form of Exhibit D hereto, in accordance with Section 2.03, and shall thenceforth be a “Stockholder”.

(c)                                  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.03                                Notices.  All notices, requests and other communications (collectively, “Communications”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

Euramax Holdings, Inc.

5445 Triangle Parkway

Suite 350

Norcross, GA 30092

Facsimile: (770) 449-7354

Attn: R. Scott Vansant

if to any Stockholder, to:

The address of such Stockholder listed on Schedule I, such Stockholder’s Joinder Agreement or such other address as provided by such Stockholder to the Company.

All Communications shall be deemed received on the earliest of (i) the date such Communication is sent by facsimile transmission, (ii) the date such Communication is delivered in person, (iii) the day after the date such Communication is placed in overnight mail with a national overnight courier service or (iv) three days after the date such Communication is mailed by certified or registered mail, in each case so long as such day is a Business Day.  If such day is not a Business Day, any such Communication shall be deemed not to have been received until the next succeeding Business Day.  Any Communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall, upon request, promptly provide such information to any Stockholder requesting such information.

Section 6.04                                Waiver; Amendment.  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of (i) a majority of the Board and (ii) Stockholders holding at least two-thirds of the then outstanding Common Shares. Notwithstanding the foregoing, no provision of this Agreement may be amended or waived if such amendment or waiver of any provision would have the effect of adversely and disproportionately affecting any of the rights of any of Stockholder, (y) adversely and disproportionately affecting Persons who may be granted Securities under the Management Compensation Plan, whether or not any such Securities have been granted, without the written agreement of the Chief Executive Officer of the Company or (z) treating preferentially (including the changing of any existing material right or preference) in any material way any other Stockholder over another Stockholder except by written agreement of such Stockholder or Stockholder not being granted such material right or preference.

Section 6.05                                Fees and Expenses.  Except as may be otherwise provided herein or in any other agreement between or among any parties hereto, the fees and expenses incurred by any Stockholder in connection with this Agreement, any amendment or waiver hereof and the transactions contemplated hereby and all matters related hereto shall be paid by such Stockholder, except the Company shall pay all fees and expenses of one counsel for all Stockholders (selected by Stockholders holding the majority of the Common Shares held by all Stockholders) in connection with any amendment or waiver of this Agreement or any transactions related thereto.

Section 6.06                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 6.07                                Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.04 shall be deemed effective service of process on such party.

Section 6.08                                WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.09                                Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.10                                Effectiveness.  This Agreement shall become effective upon the Effective Date.

Section 6.11                                Entire Agreement.  This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.12                                Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EURAMAX HOLDINGS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Vice President, Secretary and
Chief Financial Officer

Company Stockholders Agreement Signature Page

STOCKHOLDER:

NAME OF INSTITUTION:
BlackRock Floating Rate Income Trust
BlackRock Limited Duration Income Trust
Senior Loan Portfolio
BlackRock Senior High Income Fund, Inc.
BlackRock Senior Income Series
BlackRock Senior lncome Series II
BlackRock Senior Income Series IV
BlackRock Senior Income Series V Limited
BlackRock Debt Strategies Fund, Inc.
BlackRock Diversified Income Strategies Fund, Inc.
BlackRock Global Investment Series: Income Strategies Portfolio
Magnetite V CLO, Limited

as a Stockholder

By:	/s/ Zachary Alpern
Name: Zachary Alpern
Title: Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTIONS:

CSAM Funding I

CSAM Funding II

Credit Suisse Syndicated Loan Fund
By: Credit Suisse Alternative Capital, Inc., as Agent (Subadvisor) to Credit Suisse Asset Management (Australia) Limited, the Responsible Entity for Credit Suisse Syndicated Loan Fund

Madison Park Funding I, Ltd,

Madison Park Funding II, Ltd.
By Credit Suisse Alternative Capital, Inc. as collateral manager

Madison Park Funding III, Ltd.
By Credit Suisse Alternative Capital, Inc. as collateral manager

Atrium IV

Castle Garden Funding

as a Stockholder

By:	/s/ Thomas Flannery
Name: Thomas Flannery
Title: Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

HIGHLAND FLOATING RATE ADVANTAGE FUND
as a Stockholder

By:	/s/ M. Jason Blackburn
Name: M. JASON BLACKBURN
Title: SECRETARY & TREASURER

STOCKHOLDER:

NAME OF INSTITUTION:

HIGHLAND FLOATING RATE FUND
as a Stockholder

By:	/s/ M. Jason Blackburn
Name: M. JASON BLACKBURN
Title: SECRETARY & TREASURER

STOCKHOLDER:

NAME OF INSTITUTION:

HIGHLAND CREDIT STRATEGIES FUND
as a Stockholder

By:	/s/ M. Jason Blackburn
Name: M. JASON BLACKBURN
Title: SECRETARY & TREASURER

STOCKHOLDER:

NAME OF INSTITUTION:

Grayson CLO, Ltd.
By: Highland Capital Management, L.P.,
As Collateral Manager
By: Strand Advisors, Inc.,
Its General Partner

as a Stockholder

By:	/s/ Jason Post
Name: Jason Post
Title: Operations Director

STOCKHOLDER:

NAME OF INSTITUTION:

Highland Crusader Offshore Partners, L.P.
By: Highland Crusader Fund GP, L.P., its general partner
By: Highland Crusader GP, LLC, its
general partner
By: Highland Capital Management, L.P., its sole member
By: Strand Advisors, Inc., its general partner

as a Stockholder

By:	/s/ Jason Post
Name: Jason Post
Title: Operations Director

STOCKHOLDER:

NAME OF INSTITUTION:

Highland Credit Opportunities CDO Ltd
By: Highland Capital Management, L.P.,
As Collateral Manager
By: Strand Advisors, Inc.,
Its General Partner

as a Stockholder

By:	/s/ Jason Post
Name: Jason Post
Title: Operations Director

STOCKHOLDER:

NAME OF INSTITUTION:

Red River CLO Ltd.
By: Highland Capital Management, L.P.
As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

as a Stockholder

By:	/s/ Jason Post
Name: Jason Post
Title: Operations Director

STOCKHOLDER:

LEVINE LEICHTMAN CAPITAL
PARTNERS DEEP VALUE FUND,
L.P., as a Stockholder

By:	/s/ Steven Hartman
Name: Steven Hartman
Title: Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

UBS AG, STAMFORD BRANCH
as a Stockholder

By:	/s/ Marie Haddad
	Name:	Marie Haddad
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

STOCKHOLDER:

BAYERISCHE HYPO- UND
VEREINSBANK, NEW YORK
BRANCH:

as a Stockholder

By:	/s/ Carmen DePaula
	Name:	Carmen DePaula
	Title:	Director

By:	/s/ Andrew Leon
	Name:	Andrew Leon
	Title:	Managing Director

STOCKHOLDER:

NAME OF INSTITUTION:

VAN KAMPEN
SENIOR LOAN FUND
By: Van Kampen Asset Management

as a Stockholder

By:	/s/ Gerard Fogarty
	Name:	GERARD FOGARTY
	Title:	Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

VAN KAMPEN
SENIOR INCOME TRUST
By: Van Kampen Asset Management

as a Stockholder

By:	/s/ Gerard Fogarty
	Name:	GERARD FOGARTY
	Title:	Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

VAN KAMPEN
Dynamic Credit Opportunities Fund
By: Van Kampen Asset Management

as a Stockholder

By:	/s/ Gerard Fogarty
	Name:	GERARD FOGARTY
	Title:	Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

***
as a Stockholder

By:		***
	Name:	***
	Title:	***

Schedule 1

Stockholders

Legal Name	Address (include fax number and individual who should receive notices)	Number of Shares of Common Stock

EXHIBIT A

TAG-ALONG NOTICE

This Tag-Along Notice (this “Tag-Along Notice”) is made as of the date written below by the undersigned (the “Tag-Along Seller”) in accordance with the Stockholders Agreement dated as of June 29, 2009 (the “Stockholders Agreement”) among Euramax Holdings, Inc. and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The undersigned Tag-Along Seller proposes to Transfer Securities pursuant to a Tag-Along Sale (the “Tag-Along Sale”).  The terms and conditions of the Tag-Along Sale are as follows:

Number of Securities proposed to be Transferred in the Tag-Along Sale:

Consideration to be received by Stockholders pursuant to the Tag-Along Sale:

All other material terms and conditions of the Tag-Along Sale:

The form of proposed agreement, if any, and a firm offer by the proposed Transferee to purchase Securities from the Stockholders in accordance with the Stockholders Agreement are attached hereto.

If you choose to exercise your Tag-Along Right in accordance with the Stockholders Agreement, you may send your Tag-Along Response Notice to the undersigned Tag-Along Seller at the following address:

IN WITNESS WHEREOF, the undersigned has executed this Tag-Along Notice as of the date written below.

Date: , ,

[NAME OF TAG-ALONG SELLER]

By:
Name:
Title:

EXHIBIT B

TAG-ALONG RESPONSE NOTICE

This Tag-Along Response Notice (this “Tag-Along Response Notice”) is made as of the date written below by the undersigned (the “Tagging Person”) in accordance with the Stockholders Agreement dated as of June 29, 2009 (the “Stockholders Agreement”) among Euramax Holdings, Inc. and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

In response to the Tag-Along Notice delivered by                                (the “Tagging Seller”) on or about                              , 200      , regarding a proposed Tag-Along Sale (the “Tag-Along Sale”), the undersigned Tagging Person hereby requests that such Tagging Seller include         % of the undersigned Tagging Person’s Tag-Along Portion, in accordance with the Stockholders Agreement.

Please pay or deliver the undersigned Tagging Person’s pro rata portion of the total consideration Transferred pursuant to the Tag-Along Sale (net of any fees and expenses in accordance with the Stockholders Agreement), in accordance with the Stockholders Agreement, as follows:

IN WITNESS WHEREOF, the undersigned has executed this Tag-Along Response Notice as of the date written below.

Date:

[NAME OF TAGGING PERSON]

By:
Name:
Title:

EXHIBIT C

DRAG-ALONG SALE NOTICE

This Drag-Along Sale Notice (this “Drag-Along Sale Notice”) is made as of the date written below by the undersigned (the “Drag-Along Seller”) in accordance with the Stockholders Agreement dated as of June 29, 2009 (the “Stockholders Agreement”) among Euramax Holdings, Inc. and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The undersigned Drag-Along Seller proposes to Transfer Securities pursuant to a Drag-Along Sale.  The terms and conditions of such Drag-Along Sale are as follows:

Transferee:

Consideration to be received by Stockholders pursuant to the Drag-Along Sale:

All other material terms and conditions of the Drag-Along Sale:

IN WITNESS WHEREOF, the undersigned has executed this Drag-Along Notice as of the date written below.

Date: , ,

[NAME OF DRAG-ALONG SELLER]

By:
Name:
Title:

EXHIBIT D

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of June 29, 2009 (the “Stockholders Agreement”) among Euramax Holdings, Inc. and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: , ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

EXHIBIT E

DIRECTOR COMPENSATION

1.       Annual fee of $50,000 per annum, pro rata for partial years

2.       In-person meeting fee of $2,000 per meeting

3.       Significant telephone conference fee of $1,000 per call

4.       Board Chairman fee of $15,000 per annum, pro rata for partial years

5.                    Audit and Compensation Committee Chair fee of $10,000 per annum, pro rata for partial years

6.                    Audit and Compensation Committee member fee of $5,000 per annum, pro rata for partial years

7.                    500 shares of Common Stock representing .25% of the fully diluted common stock, to each of Marjorie Bowen, Jeffrey Brodsky, Allen Capsuto and Michael Lundin, subject to time vesting identical to that applicable to the grants to management pursuant to the Management Compensation Plan.